Exhibit (c)(4)

Project Maple
Discussion Materials
December 20, 2017

Project Maple

Termination Fee Precedents

$5 - $20Bn Transactions Since 2013 – All Industries

Termination & Reverse Termination Fees – Comparable Transactions (1)

Since 2013; Aggregate Value $5.0Bn - $20.0Bn

Transaction Overview				Termination Fees		Reverse Termination Fees		
Announced Date	Target Name	Acquirer Name	Equity Value ($MM)	Fee ($MM)	% of Equity Value	Fee ($MM)	% of Equity Value	Comments(2)
Nov-2017	Cavium	Marvell Technology	$5,817	$180	3.1%	$180	3.1%	Antitrust Termination Fee
Oct-2017	CalAtlantic	Lennar	$5,658	$179	3.2%	$179	3.2%	
Sep-2017	Orbital ATK	Northrop Grumman	$7,748	$275	3.5%	-	-	
Aug-2017	Kite Pharma	Gilead Sciences	$10,293	$356	3.5%	-	-	
Aug-2017	Calpine Corporation	Access Industries, CPP, Energy Capital Partners	$5,500	$142	2.6%	$335	6.1%	
Jul-2017	Scripps Networks	Discovery Communications	$11,678	$356	3.0%	$356	3.0%	
Jul-2017	Worldpay	Vantiv	$9,820	-	-	-	-	
Jun-2017	Staples	Sycamore Partners	$6,695	$171	2.6%	$343	5.1%	
Jun-2017	Rice Energy	EQT	$5,545	$255	4.6%	$255	4.6%	
Jun-2017	Whole Foods	Amazon.com	$13,422	$400	3.0%	-	-	
May-2017	Patheon	Thermo Fisher	$5,080	$203	4.0%	-	-	
Apr-2017	Panera Bread	JAB	$7,158	$215	3.0%	-	-	
Mar-2017	Mobileye	Intel	$14,090	-	-	-	-	
Feb-2017	Mead Johnson	Reckitt Benckiser	$16,625	$480	2.9%	$480	2.9%	
Feb-2017	ONEOK Partners	ONEOK	$9,309	$300	3.2%	$300	3.2%	
Jan-2017	VCA	Mars	$7,546	$275	3.6%	-	-	
Dec-2016	Sky	Twenty-First Century Fox	$14,217	-	-	$252	1.8%	Antitrust Termination Fee
Nov-2016	Harman International	Samsung	$7,806	$240	3.1%	-	-	
Nov-2016	Brocade Communications Systems	Broadcom	$5,111	$195	3.8%	-	-	
Oct-2016	Hilton	HNA	$6,497	$500	7.7%	$500	7.7%	Antitrust Termination Fee
Oct-2016	B/E Aerospace	Rockwell Collins	$6,301	$200	3.2%	$300	4.8%	

Morgan Stanley

Notes
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

2

Project Maple

Termination Fee Precedents (Cont'd)

$5 - $20Bn Transactions Since 2013 – All Industries

Termination & Reverse Termination Fees – Comparable Transactions (Cont'd) (1)

Since 2013; Aggregate Value $5.0Bn - $20.0Bn

Transaction Overview				Termination Fees		Reverse Termination Fees		
Announced Date	Target Name	Acquirer Name	Equity Value ($MM)	Fee ($MM)	% of Equity Value	Fee ($MM)	% of Equity Value	Comments[2]
Sep-2016	Agrium	Potash	$13,073	$485	3.7%	$485	3.7%	
Sep-2016	Hewlett Packard	Micro Focus	$6,586	-	-	$60	0.9%	
Aug-2016	Medivation	Pfizer	$13,523	$510	3.8%	-	-	
Jul-2016	NetSuite	Oracle	$8,768	$300	3.4%	-	-	
Jul-2016	Linear Technology	Analog Devices	$14,358	$490	3.4%	$700	4.9%	Antitrust Termination Fee
Jul-2016	WhiteWave Foods Company	Danone	$9,952	$310	3.1%	-	-	
May-2016	Westar Energy	Great Plains Energy	$6,712	$190	2.8%	$190	2.8%	Antitrust Termination Fee
May-2016	Hewlett Packard	Computer Sciences	$9,607	-	-	$275	2.9%	
May-2016	Technip	FMC Technologies	$6,773	$250	3.7%	$250	3.7%	
May-2016	IMS Health	Quintiles	$8,748	$250	2.9%	$250	2.9%	
Mar-2016	Markit	HIS	$5,503	$195	3.5%	$272	4.9%	
Mar-2016	Valspar	Sherwin-Williams	$8,937	$300	3.4%	-	-	
Mar-2016	Columbia Pipeline	TransCanada	$10,196	$309	3.0%	-	-	
Feb-2016	Ingram Micro	Tianjin Tianhai	$5,823	$120	2.1%	$400	6.9%	Antitrust Termination Fee
Feb-2016	ADT	Apollo	$6,943	$228	3.3%	$421	6.1%	
Feb-2016	Meda	Mylan	$7,160	-	-	-	-	
Feb-2016	ITC	Fortis	$6,889	$245	3.6%	$280	4.1%	Antitrust Termination Fee
Jan-2016	Tyco	Johnson Controls	$14,373	$500	3.5%	$500	3.5%	
Jan-2016	Waste Connections	Progressive Waste Solutions	$5,975	$150	2.5%	$105	1.8%	
Dec-2015	Jarden	Newell Rubbermaid	$13,228	$385	2.9%	$900	6.8%	Financing Failure Termination Fee
Dec-2015	Keurig Green Mountain	BDT Capital , LLC, JAB, Mondelez	$13,701	$475	3.5%	-	-	

Morgan Stanley

Notes
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

3

Project Maple

Termination Fee Precedents (Cont'd)

$5 - $20Bn Transactions Since 2013 – All Industries

Termination & Reverse Termination Fees – Comparable Transactions (Cont'd) (1)

Since 2013; Aggregate Value $5.0Bn - $20.0Bn

Transaction Overview				Termination Fees		Reverse Termination Fees		
Announced Date	Target Name	Acquirer Name	Equity Value ($MM)	Fee ($MM)	% of Equity Value	Fee ($MM)	% of Equity Value	Comments(2)
Nov-2015	Airgas	Air Liquide	$10,304	$400	3.9%	$400	3.9%	Antitrust Termination Fee
Nov-2015	Cable & Wireless Communications	Liberty Global	$5,459	-	-	-	-	
Nov-2015	Starwood Hotels & Resorts	Marriott	$13,440	$450	3.3%	$400	3.0%	
Nov-2015	Targa Resources Partners	Targa Resources Corp.	$6,084	$97	1.6%	$97	1.6%	
Nov-2015	Dyax	Shire	$5,459	$180	3.3%	$280	5.1%	Antitrust Termination Fee
Nov-2015	King Digital Entertainment	Activision Blizzard	$5,680	-	-	-	-	
Oct-2015	SanDisk	Western Digital	$17,453	$553	3.2%	$1,060	6.1%	Antitrust Termination Fee
Sep-2015	Cablevision Systems	Altice	$9,649	$280	2.9%	$560	5.8%	Financing Failure Termination Fee
Sep-2015	Sirona Dental Systems	DENTSPLY	$5,434	$205	3.8%	$280	5.2%	
Sep-2015	TECO Energy	Emera	$6,480	$213	3.3%	$327	5.0%	$327MM Financing Failure / Antitrust Termination Fee
Aug-2015	Cameron	Schlumberger	$12,709	$321	2.5%	-	-	
Aug-2015	AGL	The Southern Company	$7,926	$201	2.5%	-	-	
Jul-2015	Cytec Industries	Solvay	$5,377	$140	2.6%	-	-	
Jul-2015	Receptos	Celgene	$7,321	$230	3.1%	$400	5.5%	Antitrust Termination Fee
Jul-2015	MarkWest Energy Partners	MPLX	$9,663	$625	6.5%	-	-	
Jul-2015	Procter & Gamble Company	Coty	$9,600	-	-	$400	4.2%	
Jun-2015	Towers Watson	Willis Group	$8,894	$255	2.9%	$255	2.9%	
Jun-2015	Delhaize	Koninklijke Ahold	$10,407	$169	1.6%	$169	1.6%	
Jun-2015	Qihoo 360 Technology	Management Buyout	$6,790	$225	3.3%	$450	6.6%	$100MM Antitrust Termination Fee
Jun-2015	Altera	Intel	$16,259	$500	3.1%	$500	3.1%	Antitrust Termination Fee
May-2015	Omnicare	CVS Health	$9,494	$350	3.7%	-	-	

Morgan Stanley

Notes
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

4

Project Maple

Termination Fee Precedents (Cont'd)

$5 - $20Bn Transactions Since 2013 – All Industries

Termination & Reverse Termination Fees – Comparable Transactions (Cont'd) (1)

Since 2013; Aggregate Value $5.0Bn - $20.0Bn

Transaction Overview				Termination Fees		Reverse Termination Fees		
Announced Date	Target Name	Acquirer Name	Equity Value ($MM)	Fee ($MM)	% of Equity Value	Fee ($MM)	% of Equity Value	Comments[2]
May-2015	Pall	Danaher	$13,565	$423	3.1%	-	-	
May-2015	Synageva	Alexion	$8,394	$325	3.9%	-	-	
Apr-2015	Alcatel-Lucent	Nokia	$15,949	$318	2.0%	$424	2.7%	Antitrust Termination Fee
Apr-2015	Informatica	CPP, Permira	$5,335	$160	3.0%	$320	6.0%	
Mar-2015	Pharmacyclics	AbbVie	$19,859	$680	3.4%	-	-	
Mar-2015	Freescale Semiconductor	NXP Semiconductors	$11,074	$600	5.4%	$600	5.4%	$600MM Financing Failure Termination Fee / $300MM Antitrust Termination Fee
Feb-2015	Salix	Valeant	$11,115	$456	4.1%	-	-	
Feb-2015	Rexam	Ball	$6,839	-	-	-	-	
Feb-2015	Hospira	Pfizer	$15,228	$500	3.3%	-	-	
Jan-2015	Regency Energy	Energy Transfer	$10,013	$450	4.5%	$450	4.5%	
Jan-2015	MeadWestvaco	Rock-Tenn	$8,191	$230	2.8%	$230	2.8%	
Dec-2014	Talisman Energy	Repsol	$8,286	$270	3.3%	-	-	
Dec-2014	PetSmart	BC Partners, La Caisse de depot, Longview, StepStone	$8,004	$255	3.2%	$510	6.4%	
Dec-2014	Cubist	Merck & Co.	$7,782	$250	3.2%	-	-	
Nov-2014	Covance	Laboratory Corporation of America	$5,943	$200	3.4%	$305	5.1%	Antitrust Termination Fee
Oct-2014	CareFusion	Becton, Dickinson	$11,766	$367	3.1%	-	-	
Sep-2014	Athlon	Encana	$5,693	$59	1.0%	-	-	
Sep-2014	Sigma-Aldrich	Merck KGaA	$16,656	$552	3.3%	$934	5.6%	Antitrust Termination Fee
Sep-2014	Dresser-Rand	Siemens	$6,359	$200	3.1%	$400	6.3%	Antitrust Termination Fee
Sep-2014	Concur	SAP SE	$7,358	$265	3.6%	-	-	

Morgan Stanley

Notes
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

5

Project Maple

Termination Fee Precedents (Cont'd)

$5 - $20Bn Transactions Since 2013 – All Industries

Termination & Reverse Termination Fees – Comparable Transactions (Cont'd) (1)

Since 2013; Aggregate Value $5.0Bn - $20.0Bn

Transaction Overview				Termination Fees		Reverse Termination Fees		
Announced Date	Target Name	Acquirer Name	Equity Value ($MM)	Fee ($MM)	% of Equity Value	Fee ($MM)	% of Equity Value	Comments[2]
Sep-2014	TRW Automotive Holdings	ZF Friedrichshafen	$11,747	$450	3.8%	$450	3.8%	Antitrust Termination Fee
Aug-2014	Tim Hortons	Burger King	$11,388	$314	2.8%	$455	4.0%	Antitrust Termination Fee
Aug-2014	InterMune	Roche Holding	$7,990	$266	3.3%	-	-	
Aug-2014	Kinder Morgan Management	Kinder Morgan	$10,251	$311	3.0%	$311	3.0%	
Jul-2014	Family Dollar Stores	Dollar Tree	$8,489	$305	3.6%	-	-	
Jul-2014	Rockwood Holdings	Albemarle	$6,206	$180	2.9%	$300	4.8%	
Jun-2014	MICROS Systems	Oracle	$5,088	$158	3.1%	-	-	
Jun-2014	Integrys Energy	Wisconsin Energy	$5,715	$175	3.1%	$175	3.1%	
Jun-2014	tw telecom	Level 3 Communications	$5,636	$200	3.5%	$450	8.0%	Financing Failure Termination Fee
Jun-2014	Access Midstream	The Williams	$5,995	-	-	-	-	
May-2014	The Hillshire Brands	Tyson Foods	$7,727	$261	3.4%	-	-	
Apr-2014	Pepco	Exelon	$6,827	$293	4.3%	$180	2.6%	Antitrust Termination Fee
Apr-2014	Questcor	Mallinckrodt	$5,215	$194	3.7%	$131	2.5%	
Mar-2014	Safeway	Cerberus, Kimco Realty, Klaff Realty, Lubert-Adler, Schottenstein Stores	$8,394	$250	3.0%	$400	4.8%	Antitrust Termination Fee
Jan-2014	Beam	Suntory	$13,616	$383	2.8%	-	-	
Dec-2013	LSI	Avago Technologies	$6,076	$200	3.3%	$400	6.6%	
Sep-2013	Molex	Koch Industries	$6,860	$232	3.4%	-	-	
Jul-2013	Elan	Perrigo	$9,817	-	-	$169	1.7%	

Morgan Stanley

Notes
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

6

Project Maple
Termination Fee Precedents (Cont’d)
$5—$20Bn Transactions Since 2013 – All Industries
Termination & Reverse Termination Fees – Comparable Transactions (Cont’d) (1)
Since 2013; Aggregate Value $5.0Bn—$20.0Bn
Transaction Overview Termination Fees Reverse Termination Fees Announced Equity Value Fee % of Fee % of (2) Target Name Acquirer Name Comments Date ($MM) ($MM) Equity Value ($MM) Equity Value
Jun-2013 Onyx Amgen $9,092 $303 3.3% —
May-2013 NV Energy Berkshire Hathaway $5,592 $170 3.0% —
May-2013 Warner Chilcott Actavis $5,036 — $160 3.2% Bain Capital, GIC, Golden Gate May-2013 BMC Software $6,658 $210 3.2% $420 6.3% Capital, Insight Venture Apr-2013 Life Technologies Thermo Fisher $12,949 $485 3.7% —
Feb-2013 Virgin Media Liberty Global $12,893 $470 3.6% $470 3.6%
Average $9,040 $265 2.9% $213 2.5%
Median $8,004 $250 3.2% $179 2.7%
Average of Deals with AntiTrust / Financing Failure Termination Fees $9,379 $299 3.2% $444 4.9%
Median of Deals with AntiTrust / Financing Failure Termination Fees $7,321 $250 3.2% $400 5.0%
Notes 7
1. Data sourced from Deal Point Data; excludes financial services and real estate transactions; excludes withdrawn transactions
2. Antitrust or Financing Failure Fee constitutes entire Reverse Termination Fee unless specified

Project Maple

Employment Provisions

As Per Skadden, Arps, Slate, Meagher & Flom LLP

Precedent Transaction Details

Selected Biopharma Transaction	
Gilead / Kite Aug 2017	Conversion into an option to purchase acquirer stock
Takeda / Ariad Jan 2017	Full acceleration and cash-out
Pfizer / Medivation Aug 2016	Full acceleration and cash-out
Pfizer / Anacor May 2016	Full acceleration and cash-out
Shire / Dyax Nov 2015	Full acceleration and cash-out
Celgene / Receptos July 2015	Full acceleration and cash-out
Shire / NPS Jan 2015	Full acceleration and cash-out
Alexion / Synageva May 2015	Full acceleration and partial cash-out; remainder in acquirer stock
Pfizer / Hospira Feb 2015	Full acceleration and cash-out
Merck / Cubist Dec 2014	Full acceleration and cash-out
Roche / Intermune Aug 2014	Full acceleration and cash-out
Mallinckrodt / QuestCor April 2014	Conversion into an option to purchase acquirer stock
Amgen / Onyx June 2013	Full acceleration and cash-out
Celgene/Abraxis June 2010	Full acceleration and cash-out
Celgene/ Pharmion Nov 2007	Conversion into an option to purchase acquirer stock

Employment Agreements

All employees with a job level of vice president and above are eligible to participate in a Change in Control ("CIC") and Severance Plan ("Plan"). The Plan provides for "double-trigger" acceleration.

The CIC Period. For the period 12 months following the CIC, if the Plan participant is terminated for any reason other than cause, death or disability, or the Plan participant voluntarily resigns for good reason, the Plan participant is entitled to the following severance benefits (provided such benefits are more favorable than the benefits the participant is eligible to receive under his or her employment agreement):

- CEO. The CEO is entitled to: (a) salary severance for 24 months; (b) a bonus severance which is the greater of (i) 100% of pro-rated annual target bonus; (ii) actual achievement as of date of termination; and (c) continued benefits for 24 months.
- Executive Officers. Other executive officers are entitled to: (a) salary severance for 12 months; (b) greater of (i) 100% of pro-rated annual target bonus and (ii) actual achievement as of date of termination; and (c) continued benefits for 12 months.
- Other Participants. All other participants are entitled to: (a) salary severance for 9 months; (b) greater of (i) 100% of pro-rated annual target bonus and (ii) actual achievement as of date of termination; and (c) continued benefits for 9 months.

Outside the CIC Period. If outside the CIC period, the Plan participant's employment is terminated for any reason other than cause, death or disability, the Plan participant is entitled to the following severance benefits (provided such benefits are more favorable than the benefits the participant is eligible to receive under his or her employment agreement):

- CEO. The CEO is entitled to: (a) salary severance for 12 months; (b) a bonus severance which is the greater of (i) 100% of pro-rated annual target bonus; (ii) actual achievement as of date of termination; and (c) continued benefits for 12 months.
- Executive Officers. Other executive officers are entitled to: (a) salary severance for 12 months; (b) greater of (i) 100% of pro-rated annual target bonus and (ii) actual achievement as of date of termination; and (c) continued benefits for 12 months.
- Other Participants. All other participants are entitled to: (a) salary severance for 9 months; (b) greater of (i) 100% of pro-rated annual target bonus and (ii) actual achievement as of date of termination; and (c) continued benefits for 9 months.

Equity Awards

The CIC Period. If the Plan participant is terminated for any reason other than cause, death or disability, or the Plan participant voluntarily resigns for good reason within 12 months following a CIC, the Plan participant is entitled to 100% of unvested and outstanding equity awards.

Certain Single-Trigger Vesting. With respect to any unvested equity award granted after November 4, 2015 that is held by a plan participant who remains a service provider through the closing of the CIC, 25% of the unvested shares subject to such award will become vested and exercisable immediately prior to the CIC. Further, if any unvested equity award is not assumed by the acquirer as part of the transaction, all unvested shares subject to such award will become vested and exercisable immediately prior to the CIC.

Morgan Stanley

8

Project Maple

Potentially Interested Parties

Ordered by Equity Value [1]

Companies	Financial Metrics ($Bn)						Top Hematologic Cancer Products (2017 Revenue)
	FD Equity Value	Cash	Ex-US cash	2017E P / E	Moody's Debt / EBITDA	Moody's / S&P Credit Rating	
Johnson & Johnson	392.8	16.2	N/A [3]	19.7x	1.6x	Aaa / AAA	• Darzalex ($1,237MM) • Velcade ($1,106MM)
Pfizer	228.1	24.2	14.2	14.6x	2.3x	A1 / AA	• Bosulif ($189MM) • Besponsa ($27MM)
abbvie	157.2	11.5	N/A	17.7x	3.3x	Baa2 / A-	• Imbruvica ($2,136MM) • Venclexta ($117MM)
MERCK	154.6	23.4	19.9	14.3x	2.0x	A1 / AA	• Keytruda ($3,800MM) [2]
AMGEN	129.5	41.4	38.9	13.9x	2.8x	Baa1 / A	• Kyprolis ($819MM) • Blincyto ($170MM)
SANOFI	109.8	11.7	N/A [4]	13.2x	2.3x	A1 / AA	• Isatuximab (N/A)
Bristol-Myers Squibb	103.0	9.6	9.4	20.8x	1.4x	A2 / A+	• Opdivo ($4,870MM) • Sprycel ($2,010MM)
Celgene	89.6	11.8	9.0	15.2x	2.4x	Baa2 / BBB+	• Revlimid ($8,189MM) • Pomalyst ($1,611MM)
GlaxoSmithKline	85.5	6.8	N/A	11.9x	3.8x	A2 / A+	• N/A
AstraZeneca	82.3	5.2	N/A	17.8x	3.9x	A3 / BBB+	• N/A
Potential Addition							
Roche	211.8	7.0	N/A	16.0x	1.4x	A1 / AA	• Rituxan ($7,490MM) • Gazyva ($302MM)

Morgan Stanley

Notes

1. Financial metrics from latest company filings and Capital IQ as of 12/15/2017
2. Received approval for Hodgkin Lymphoma in March 2017
3. Company does not disclose quarterly US/OUS cash breakout, but held 98.5% of cash in foreign subsidiaries as of 12/31/16
4. Company does not disclose quarterly US/OUS cash breakdown, but stated that as of 12/31/16 "we held cash and cash equivalents amounting to €10,273 million, substantially all of which were held in euros"

9

Project Maple

Oak Credit Analysis

Summary Credit Implications

- Morgan Stanley analysis shows that Oak can raise ~$12Bn of new debt without triggering a downgrade from current rating of BBB+ / Baa2
  - This equates to an acquisition of ~$14Bn equity value, a per share value of ~$112
  - Oak would maintain tier-2 CP access
- Oak management publically expressed an ability to raise $14.5Bn debt, resulting in a total purchasing power of $17Bn inclusive of $2.5Bn US cash, without triggering a downgrade

Oak Credit Analysis

Equity Value	Impled Price Per Share	Implied Premium[1]	Aggregate Value [2]	Debt Raised [3]	Credit Implications	Details
$10,000	$80.46	80%	$8,993.8	$7,335.3	HOLD	• Maintain BBB+ / Baa2
$12,000	$96.06	115%	$10,993.8	$9,355.3	HOLD	• Maintain BBB+ / Baa2
$14,000	$111.65	150%	$12,993.8	$11,375.3	HOLD	• Maintain BBB+ / Baa2
$16,000	$127.24	185%	$14,993.8	$13,395.3	Possible Downgrade	• Likely S&P downgrade to BBB • Maintain Moodys Baa2
$18,000	$158.43	255%	$18,993.8	$17,435.3	Likely Downgrade	• Likely downgrade to BBB / Baa3

Notes
1. Based on $44.46 stock price as of 12/15/2017 close
2. Agg. Value inclusive of $119.5MM Debt, Contingent Consideration and Success Payment Liabilities, as well as $70MM JW Stake and $1,056MM Cash and Cash Equivalents
3. Transaction assumptions include the use of $1.7Bn Oak US cash, $1.1Bn Maple cash. Debt issued for remaining transaction value. Projections based on Wall Street Research

Morgan Stanley

10

Project Maple
Appendix A
Additional Material

Project Maple
ADDITIONAL MATERIAL
Maple Valuation Matrix
As of December 15, 2017
Valuation Matrix $MM, unless otherwise noted
Premium / Discount to:
Median Price Equity Offer Price Current Day of Offer(1) 30-Day VWAP 52 Wk-High (2) Target Value $44.68 $44.17 $51.93 $55.50 $62.85
$80.00 79% 81% 54% 44% 27% $9,941 $86.00 92% 95% 66% 55% 37% $10,710 $90.00 101% 104% 73% 62% 43% $11,223 $95.00 113% 115% 83% 71% 51% $11,865 $100.00 124% 126% 93% 80% 59% $12,506 $105.00 135% 138% 102% 89% 67% $13,147 $110.00 146% 149% 112% 98% 75% $13,789
Notes
1. Assumes 12/14/17 as Day of Offer
2. Assumes 113.55MM basic shares outstanding per latest information provided by Company; Equity Value calculated based on 11.19MM options and 3.53MM additional dilutive 12 securities, using Treasury Stock Method

Project Maple

ADDITIONAL MATERIAL

Maple Share Price Performance

Last Six Months

- The CAR-T sector has been active with a number of recent catalysts, including:
  - The ASH conference, including updated data from the TRANSCEND study of JCAR017
  - FDA approval of the first CAR-T cell therapy, Kymriah, a Novartis asset
  - FDA approval of Gilead's lead CAR-T product, Axi-Cel
  - The announcement of Gilead's acquisition of Kite Pharma

Share Price Performance

	Share Price	Date
Current	44.68	15-Dec-17
High (since IPO)	68.36	05-Jun-15
Low (since IPO)	17.86	13-Dec-16

Volume Weighted Average Price

	Share Price	Prem. / (disc.) to current
Last 30 Days	51.93	16.2%
Last 60 Days	51.90	16.2%
Last 90 Days	49.63	11.1%

Share Price Performance

Last Six Months; Re-Based to Maple Share Price



Share Price (USD)
Vol. (MM)
70
60
50
40
30
20
10
20
15
10
5
0
17 June 2017: Maple presented TRANSCEND NHL 001 trial data at Malignant Lymphoma Conference (Lugano)
28 Aug 2017: Announcement of Gilead acquisition of Kite Pharma for $11.9Bn
30 Aug 2017: FDA approval of Novartis CAR-T cell therapy, Kymriah, the first FDA approval for a CAR-T cell therapy
1 Nov 2017: Announcement of upcoming ASH presentations, 3Q financials and corporate update
9 Dec 2017: Maple and Oak release data on JCAR017 at ASH in patients with DLBCL and r/r aggressive B-Cell NHL
10 Dec 2017: BLUE (with Oak) announce updated results from ph.1 bb2121 BCMA program; BLUE also announces data from other gene therapy programs
98%
66%
9%
(9%)
Jun-17
Aug-17
Oct-17
Dec-17
Volume
Maple
Oak
Bluebird Bio
NBI(1)

Source Capital IQ as of 15 Dec 2017

Notes
1. NASDAQ Biotechnology Index

Morgan Stanley

13

Project Maple

ADDITIONAL MATERIAL

Precedent Share Price Movement Prior to Offer Period

Last Six Month Share Price Performance[1]

Maple[2]

Share Price (USD)	
Current	44.68
30 Day VWAP	51.93
60 Day VWAP	51.90

- An offer of $86/share would imply a 92% premium to the current share price

Maple L6M Performance



Share Price (USD)
Vol. (MM)
17 June 2017: Maple presented TRANSCEND NHL 001 trial data at Malignant Lymphoma Conference (Lugano)
28 Aug 2017: Announcement of Gilead acquisition of Kite Pharma for $11.9Bn
30 Aug 2017: FDA approval of Novartis CAR-T cell therapy, Kymriah, the first FDA approval for a CAR-T cell therapy
1 Nov 2017: Announcement of upcoming ASH presentations, 3Q financials and corporate update
9 Dec 2017: Maple and Oak release data on JCAR017 at ASH
98%
70
60
50
40
30
20
10
20
15
10
5
0
Jun-17
Jul-17
Aug-17
Oct-17
Nov-17
Dec-17
Volume
Maple share price

Gilead / Kite[3]

Offer Price	$180.00 / share $11.9Bn
Premium to Current	29%[4]
Premium to 30 Day VWAP	50%
Premium to 60 Day VWAP	82%

Kite L6M Performance Prior to Definitive Agreement



Share Price (USD)
Vol. (MM)
8 May 2017: 1Q results and corporate update incl. Axi-Cel BLA submission, other candidates in clinical studies and follow-on offering
6-7 June 2017: ASCO presentation reporting 73% CR in Ph. I ZUMA-3 trial, no dose limiting toxicities, ph. II initiation planned for 2017. Announcement of participation in two upcoming investor conferences (June)
7-8 Aug 2017: Initiation of Axi-Cel CAR-T program in Europe. Submission of IND application for KITE-585, Anti-BCMA CAR-T Therapy Candidate for Multiple Myeloma
28 Aug 2017: Definitive agreement for Gilead to acquire Kite Pharma at $180.00/share
151%
180
120
60
20
15
10
5
0
Feb-17
Mar-17
Apr-17
May-17
Jun-17
Jul-17
Aug-17
Volume
Kite share price

Gilead / Pharmasset[3]

Offer Price	$137.00 / share $11.1Bn
Premium to Current	89%[5]
Premium to 30 Day VWAP	93%
Premium to 60 Day VWAP	85%

Pharmasset L6M Performance Prior to Definitive Agreement



Share Price (USD)
Vol. (MM)
8 June 2011: Announcement of 3 additional arms to ELECTRON trial of PSI-7977
4 Aug 2011: Presentation of new data on PSI-7977 at AASLD
6 Sep 2011: Announcement of sustained virologic response results from ph.IIb PROTON study (PSI-7977)
30 Sep 2011: Release of 4 submitted abstracts by AASLD summarizing new data on PSI-7977
4 Nov 2011: Initiation of interferon-free ph. 3 program with PSI-7977 for HCV
21 Oct 2011: Positive data from Abbott: 90% SVR rate without a nucleotide in the combination
21 Nov 2011: Definitive agreement for Gilead to acquire Pharmasset at $137.00 / share
161%
140
115
90
65
40
30
20
10
0
May-11
Jun-11
Jul-11
Aug-11
Sep-11
Oct-11
Nov-11
Volume
Pharmasset share price

Notes
1. Date range represents 6-month period prior to current (Maple) or announcement of definitive agreement (Kite, Pharmasset)
2. Share price as of 12/15/2017
3. Information from 14D9 schedule and transaction press releases
4. Last trading day prior to merger agreement
5. Share price as of 18 November close

Morgan Stanley

14

Project Maple ADDITIONAL MATERIAL
3Q17 Was Challenging For Large Cap Biotech
Key Recent Events
Relative Price Performance (1)
A • 9/8/2017: Incyte announces Since 9/4/2017 public offering of 4.9MM shares;
Price Indexed to 100
presents ECHO-202 120 epacadostat data B • 10/18/2017: Gilead announces approval of Yescarta (Kite)
C • 10/19/2017: Celgene discontinues development of GED-0301 (mongersen)
D
D • 10/24/2017: Biogen announces 100
+3%
3Q earnings; weak Spinraza US A C sales and misses in core MS B E
(5%) NBI
franchise F
E (9%)
• 10/26/2017: Gilead announces
3Q earnings; HIV strength but (11%) concerns over HCV competition G and revised guidance
80
• 10/26/2017: Alexion announces (21%)
F
3Q earnings that missed top-line (23%) estimates by Soliris FX (22%) headwinds and ALXN1210 trial (30%) enrollment G • 10/26/2017: Celgene announces 3Q earnings and lower 2017 and 60
2020 guidance (GED0301 9/4/17 9/17/17 9/30/17 10/13/17 10/26/17 11/8/17 11/21/17 12/15/2017 discontinuation, Abraxane and INCY CELG GILD BIIB NBI ALXN VRTX REGN A Annotations
Otezla commercial weakness; Source Capital IQ Ozanimod UC data delayed 1 year)
Note
1. Market data as of 12/15/2017 15

Project Maple
Disclaimer
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We have prepared this document and the analyses contained in it based, in part, on certain assumptions and information obtained by us from the recipient, its directors, officers, employees, agents, affiliates and/or from other sources. Our use of such assumptions and information does not imply that we have independently verified or necessarily agree with any of such assumptions or information, and we have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this document. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. We and our affiliates and our and their respective officers, employees and agents expressly disclaim any and all liability which may be based on this document and any errors therein or omissions therefrom. Neither we nor any of our affiliates, or our or their respective officers, employees or agents, make any representation or warranty, express or implied, that any transaction has been or may be effected on the terms or in the manner stated in this document, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any. Any views or terms contained herein are preliminary only, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are therefore subject to change. We undertake no obligation or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance.
This document and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this document. This document does not constitute and should not be considered as any form of financial opinion or recommendation by us or any of our affiliates. This document is not a research report and was not prepared by the research department of Morgan Stanley or any of its affiliates.
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This document is provided by Morgan Stanley & Co. LLC and/or certain of its affiliates or other applicable entities, which may include Morgan Stanley Realty Incorporated, Morgan Stanley Senior Funding, Inc., Morgan Stanley Bank, N.A., Morgan Stanley & Co. International plc, Morgan Stanley Securities Limited, Morgan Stanley Bank AG, Morgan Stanley MUFG Securities Co., Ltd., Mitsubishi UFJ Morgan Stanley Securities Co., Ltd., Morgan Stanley Asia Limited, Morgan Stanley Australia Securities Limited, Morgan Stanley Australia Limited, Morgan Stanley Asia (Singapore) Pte., Morgan Stanley Services Limited, Morgan Stanley & Co. International plc Seoul Branch and/or Morgan Stanley Canada Limited Unless governing law permits otherwise, you must contact an authorized Morgan Stanley entity in your jurisdiction regarding this document or any of the information contained herein.
© Morgan Stanley and/or certain of its affiliates. All rights reserved. 16 11 8

Timing
Thursday, January 4th, 2018 9:00 AM PST Sunday, January 7th, 2018 Tuesday, December 19th, 2017 Wednesday, December 20th, 2017 Saturday, January 6th, 2018 5:00 PM PST Friday, December 29th, 2017 9:00 AM PST Sunday, January 7th, 2018 12:00 PM PST Proposed Project Maple Calendar Project Maple Project Maple_Calendar_2017.12.19.pptx\19 DEC 2017\5:25 PM\1 Commentary 1 Discussion regarding revised management forecasts and updated preliminary valuation review Announcement to occur as soon as practicable on Sunday post-signing Electronic / telephonic Q&A ongoing through week of December 25th, 2017 Process update Evaluation of Oak proposal and determination of appropriate messaging / path forward Process update Approve transaction (if appropriate) Key Milestone Telephonic Special Committee Meeting Signing & Transaction Announcement (if appropriate) Virtual Data Room Opened Telephonic Special Committee Meeting In-Person Special Committee Meeting (Skadden, Palo Alto) Telephonic Special Committee Meeting (Optional) Telephonic Full Board Meeting 1 6 2 3 5 7 8 Tuesday, January 2nd, 2018 Oak travels to Maple’s production facility for site visit Oak’s Site Visit 4